UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  January 25, 2007

(Date of earliest event reported)

INTERNATIONAL BUSINESS MACHINES CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-2360	13-0871985
(State of Incorporation)	(Commission File Number)	(IRS employer Identification No.)

ARMONK, NEW YORK	10504
(Address of principal executive offices)	(Zip Code)

914-499-1900

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 25, 2007, IBM and Ricoh announced formation of a joint venture company based on IBM’s Printing Systems Division.  The press release is Attachment I of this Form 8-K.  Attachment II contains information about this transaction that is being posted on IBM’s Investor Relations website (www.ibm.com/investor/) .

IBM’s web site (www.ibm.com) contains a significant amount of information about IBM, including financial and other information for investors (www.ibm.com/investor/).  IBM encourages investors to visit its various web sites from time to time, as information is updated and new information is posted.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 25, 2007

	By:	/s/ Andrew Bonzani
Andrew Bonzani
Vice President,
Assistant General Counsel &
Assistant Secretary

ATTACHMENT I

(Advisory, IBM and Ricoh will hold a news conference at 10 a.m. EST today (Thursday, January 25) in the Manhattan Room of the Grand Hyatt in New York City next to Grand Central Station.  Participating in the event will be IBM Executive Vice President Nick Donofrio, Ricoh President & CEO Masamitsu Sakurai and InfoPrint Solutions Company President & CEO Tony Romero.)

IBM and Ricoh to Create Joint Venture Printing Systems Company

InfoPrint Solutions Company based on IBM's Printing Systems Division to evolve into fully owned Ricoh subsidiary

Armonk, N.Y. & Tokyo, JAPAN – January 25, 2007 - Ricoh and IBM (NYSE: IBM) today announced formation of a joint venture company based on IBM's Printing Systems Division as Ricoh, a global leader in digital office solutions, strengthens its capabilitiesinoutput solutions, including production printing.

On closing of the agreement between Ricoh and IBM, Ricoh initially will acquire 51 percent of the joint venture, which will be called the InfoPrint Solutions Company, and will progressively acquire the remaining 49 percent over the next three years as the joint venture evolves into a fully owned subsidiary of Ricoh.

As consideration for the transaction, IBM will receive $725 million in cash upon closing, which includes a management fee of $35 million.  The cash received is consideration for the initial 51 percent acquisition of the joint venture by Ricoh as well as a prepayment for the remaining 49 percent to be acquired and certain royalties and services to be provided by IBM to the InfoPrint Solutions Company.  Final consideration for this transaction will be determined at the end of the three-year period based upon the participation in the profits and losses recorded by the equity partners.  The initial transaction isplanned to be completed in the second quarter of 2007.

"IBM and Ricoh have both benefited from a strong relationship for many years, and this agreement is a natural extension of that relationship," said Samuel J. Palmisano, IBM Chairman, President and CEO.  "In addition to its proven track record in the print industry, Ricoh willprovide the investment necessary for the InfoPrint Solutions Company to continue to innovate and grow, which will benefit current and future customers.  The eventual transfer of the IBM Printing Systems Division to Ricoh enables IBM  to continue to refine its focus on its strategic businesses and the clients of those businesses."

"This agreement is key to Ricoh's efforts to become a leading global provider of output and print solutions," said Masamitsu Sakurai, President and CEO, Ricoh.  “We will invest the necessary resources to make InfoPrint Solutions Company into a core business.  Building on our long association with IBM, we look forward to creating an infrastructure that can address complex solutions and mission critical environments."

Pending regulatory clearance and after completion of local Industrial Relations information and consultation processes as appropriate, the InfoPrint Solutions Company is expected to begin operations with about 1,200 employees.  IBM will continue to provide maintenance services to InfoPrint Solutions Company clients under a service agreement.  Over time, more than 1,000 IBM printer maintenance specialists may join the new company.  This will depend on local business conditions and completion of local information and consultation processes.

InfoPrint Solutions Companywill combine IBM's more than 40 years of enterprise printing experience with Ricoh’s office solutions leadership, enabling the joint venture to become a leading provider of output solutions for customers of all sizes—from small businesses to large enterprises.  Drawing on the combined strengths of IBM and Ricoh, the InfoPrint Solutions Company will be able to provide the best value through expanded research and development, a broader range of products and services, increased sales capabilities and a more comprehensive set of market offerings.

The joint venture will benefit from access to IBM's powerful worldwide distribution and sales network, as well as the continued use of IBM's InfoPrint brand.  IBM client teams, business partners and dealers will continue to offer complete information technology solutions, with the InfoPrint Solutions Company as a worldwide partner for printers.  IBM's extensive printer development capabilities also will become part of the joint venture.  IBM Global Financing will continue as a financing provider for InfoPrint Solutions Company as it provides the joint venture's clients and business partners with the industry's leading financial services.

IBM and Ricoh have been strategic partners for 20 years, collaborating on a number of innovations, including leading-edge imaging technologies and powerful production output solutions.  InfoPrint Solutions Company will harness these advanced research and development capabilities in hardware, software and services and bring a richer set of offerings to the marketplace.

InfoPrint Solutions Company's worldwide headquarters will be located in Boulder, Colorado, currently the headquarters of the IBM Printing Systems Division.  The General Manager of the IBM Printing Systems Division, Tony Romero, will head the new company as President and Chief Executive Officer.

Until the closing of the agreement and implementation in countries, the IBM Printing Systems Division will maintain its current business operations.  There will be minimal charges associated with the transaction in the current quarter.

IBM's printing business generated approximately $1 billion of revenue in 2006.  The total pre-tax gain anticipated by IBM on the transaction with Ricoh will be between $175 million and $275 million.  At closing, the pre-tax gain in that period is expected to be between $100 million and $150 million.  The balance of the anticipated gain will be recognized over the next three years as Ricoh acquires IBM’s 49 percent ownership in the InfoPrint Solutions Company.  The exact amount of the gain is not yet determinable and will be disclosed when the transaction closes and that information is available.  The variables that impact the final gain include valuation of the final net assets to be transferred at closing, valuation of other agreements signed with the joint venture, transaction related expenses, and the operational performance of the joint venture.

About Ricoh:

A global leader in digital office solutions, Ricoh constantly creates new value at the interface of people and information, offering a broad range of digital, networked products, including copiers, printers, fax machines, semiconductor related products, DVD/CD media and digital cameras.  Ricoh  operates in over 100 countries and employs 79,000 people worldwide.  Consolidated revenue for the year ending March 2006 was $16.4 billion.  For additional information about Ricoh, please visit www.ricoh.com

About IBM:

For additional information about IBM, please visit www.ibm.com.  For further detail concerning this announcement, see http://www.ibm.com/investor/viewpoint/ircorner/2007/07-01-25-1.phtml

For additional information, please contact

Francis Harrison

Public Relations

Ricoh Company, Ltd.

Tel.: +81 3-6278-4550

Fax: +81-3-3543-8126

E-mail: francis.harrison@nts.ricoh.co.jp

Glen Thomas

IBM

Tel: (914) 766-4166

Mobile: (914) 462-0171

E-mail: glent@us.ibm.com

ATTACHMENT II

IBM to Sell Printing Systems Division;IBM and Ricoh Create InfoPrint Solutions Company

On January 25, IBM and Ricoh announced the formation of a joint venture company, the InfoPrint Solutions Company, based on IBM's Printing Systems Division.

Strategic Rationale

In the dynamic IT industry, companies need to continually reinvent themselves to bring long term value for clients.  IBM’s strategy is to be the world leader in providing high value solutions – focused on the enterprise and small and medium business clients.

IBM has taken a series of actions over recent years to strengthen its position in high value segments.  Since 2002, IBM has invested close to $16 billion to acquire over 60 companies – primarily in software and services.  The acquired technologies and capabilities have been integrated into IBM’s offerings and solutions.  In addition, IBM has divested several businesses including hard disk drives, displays, and most recently the PC business.  The net effect of these acquisitions and divestitures is an improved profit profile for IBM.

The creation of InfoPrint Solutions Company is an extension to a long standing relationship with Ricoh.  IBM and Ricoh have been strategic partners for 20 years, as the two firms have collaborated on a number of innovations, including delivering leading-edge print quality and powerful production printing solutions.

IBM’s Printing System Division employees and assets will become part of a business with a mission of dynamic growth and exclusive focus on that segment.  This focus and investment should allow the InfoPrint Solutions Company to continue to provide innovative solutions, which will benefit current and future customers.

With the eventual divestiture of the printer business, IBM will to continue to refine its focus on its strategic businesses and the clients of those businesses.

Transaction Details and Business Relationships

IBM will transfer its printer business to the joint venture, and initially receive 49 percent ownership of the company.  IBM will divest its 49 percent ownership to Ricoh over the next three years as the joint venture evolves into a fully owned subsidiary of Ricoh.

The InfoPrint Solutions Company will be based out of Boulder, Colorado, and is expected to begin operations with about 1,200 employees.

In an effort to ensure a smooth transition for the new joint venture and for our clients, IBM will provide services to the joint venture.  The InfoPrint joint venture will reimburse IBM for its cost in providing these services.

•                  IBM will provide maintenance services to InfoPrint Solutions Company clients under a service agreement for one year from closing. The intention is for more than 1,000 IBM printer maintenance specialists to eventually join the new company.  This will depend on local business conditions and completion of local information and consultation processes.

•                  IBM will also provide IT services and a variety of business process services to the joint venture for up to 5 years.

•                  The joint venture will have use of IBM’s InfoPrint brand and the IBM logo for 5+ years.

IBM is also assigning and licensing certain intellectual property to InfoPrint Solutions Company and Ricoh.

In addition, the joint venture will benefit from access to IBM's worldwide distribution and sales network.  IBM client teams, business partners and dealers will continue to offer complete information technology solutions, with the InfoPrint Solutions Company as a worldwide partner for printers.

IBM Global Financing will continue as a financing provider for InfoPrint Solutions Company as it provides the joint venture's clients and business partners with the industry's leading financial services.

As consideration for the transaction, IBM will receive approximately $725 million in cash upon closing. The cash received is for the initial 51 percent acquisition of the joint venture by Ricoh as well as a prepayment for the remaining 49 percent, and certain royalties and services to be provided by IBM to the InfoPrint Solutions Company.  Final consideration for this transaction will be determined at the end of the three-year period based upon the participation in the profits and losses recorded by the equity partners.

The transaction will be completed as soon as is practical, with a target closing date of the second quarter of 2007.  During the period between signing and closing, IBM will continue to operate this business in the normal course.  There will be minimal charges associated with the transaction in the current quarter.

Financial Implications

Proceeds and Gain

Cash received at closing will be approximately $725 million.  After accounting for IBM’s net asset transfer and transaction costs, the expected net proceeds from the transaction will be between $615 million and $650 million.  IBM expects to defer between $375 million and $440 million of these proceeds based upon the estimated fair value of certain services and royalty arrangements.  This amount will be recorded as revenue or IP income as services are provided and royalty earned.

As a result, the total expected pre-tax gain on the transaction is estimated to be between $175 million and $275 million. The exact amount of the gain is not yet determinable and will be disclosed when the transaction closes and that information is available.  The variables that impact the final gain include valuation of the final net assets to be transferred at closing, valuation of other agreements signed with the joint venture, transaction related expenses, and the operational performance of the joint venture.

$ millions
(estimates)
725	Cash Received

75-110	Net Assets Transferred / Transaction Costs

615-650	Net Proceeds

375-440	Deferral for Certain Services and Royalty Arrangements

175-275	Net Pre-tax Gain on Transaction (3 yrs)

At closing, IBM expects to record a pre-tax gain of $100 million to $150 million.  This amount is subject to the same variables noted above.  The balance of the total gain will be recognized over the next three years as Ricoh acquires the remaining 49 percent of the joint venture.  IBM will account for its investment in the joint venture using the equity method of accounting.

Revenue and Profit Impact

IBM’s Printing Systems Division has been reported in IBM’s Systems and Technology Group segment.  In 2006, this division reported approximately $1 billion of revenue, principally consisting of hardware, supplies and maintenance services.

After closing, IBM Systems and Technology revenue will be reduced by approximately $250 million per quarter.  This loss of revenue will be partially offset in the first full year following the sale by approximately $130 million of revenue per quarter received from services agreements signed concurrent with the transaction.  After the first full year, the amount of services revenue to IBM will be lower, reflecting the transfer of the maintenance resources to the joint venture.  The revenue for the services agreements, which includes a portion of the deferral of net proceeds described above, will be included in IBM’s Global Technology Services segment.

Aside from the gain on the sale, the net profit from the transaction is expected to be no more than a penny per share in any quarter of 2007, as the foregone profit from the printer business is expected to be offset by the profit from the services contracts and royalties.

The actual amounts will be included in IBM’s reported results in 2007.  While each investor will determine how this impacts their individual model for 2007, it is reasonable to assume that the portion of the gain recognized in 2007 will increase the expectation for earnings per share in the second quarter and the full year 2007.  During the fourth quarter 2006 earnings report on January 18, IBM stated that it expected 2007 to be in line with its long term objective of 10 percent to 12 percent earnings per share growth.  With these changes, IBM expects that 2007 will be closer to the high end of this range.